EXHIBIT 99.1

                   [LOGO OF NOBEL LEARNING COMMUNITIES INC.]

                                                      CONTACT:    TOM FRANK, CFO
                                                                  (484) 947-2000

FOR IMMEDIATE RELEASE

            NOBEL LEARNING COMMUNITIES, INC. ANNOUNCES ANNUAL MEETING

WEST CHESTER, PA, AUGUST 8, 2005--NOBEL LEARNING COMMUNITIES, INC. (NASDAQ:NLCI), a leading for-profit provider of education and school management services for the pre-elementary through 12th grade market, announced that its Annual Meeting will be held on November 10, 2005 at 10:00 a.m. (ET) at The Sheraton Great Valley, 707 Lancaster Pike, Routes 202 and 30, Frazier, PA 19355.

Nobel Learning Communities, Inc. operates in 13 states, consisting of private pay pre-schools, elementary, middle, specialty high schools and schools for learning challenged children clustered within established regional learning communities.

Except for historical information contained in this press release, the information in this press release consists of forward looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Potential risks and uncertainties include changes in market demand, market condition, competitive conditions including tuition price sensitivity, execution of growth strategy, changes in labor force reducing demand or need for private schools and the acceptance of newly developed and converted schools. Other risks and uncertainties are discussed in the Company's filings with the SEC. These statements are based only on management's knowledge and expectations on the date of this press release. The Company will not necessarily update these statements or other information in this press release based on future events or circumstances.

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